Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is entered into effective as of May 21, 2013 by and between TVGoods, Inc., a Florida corporation ("Assignor") and As Seen On TV, Inc., a Florida corporation ("Assignee").

(A)

Assignor is a party to that certain License Agreement dated as of February 8, 2012 between Assignor and Kevin Harrington (the “License”).

(B)

Assignor desires to assign the License to Assignee.

 NOW, THEREFORE, the parties hereby agree as follows:

1

Assignor hereby does transfer and assign to Assignee all of Assignor's rights, obligations, interests and liabilities under the License.

2

For and in consideration of the assignment hereunder, Assignee hereby assumes all of Assignor's rights, obligations, interests and liabilities under the License to the same extent as though it had originally been named as a party thereto and agrees to observe, perform and fulfill all the terms and conditions of the License and to the same extent as if it had been originally named as a party thereto.

3

This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee, and their respective successors and assigns.

4

This Assignment shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.

TVGOODS, INC.	AS SEEN ON TV, INC.
By /s/ Dennis W. Healey	By /s/ Ronald C. Pruett, Jr.
Name: Dennis W. Healey Title: Chief Financial Officer	Name: Ronald C. Pruett, Jr. Title: Chief Executive Officer